UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2020

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 22, 2020, the Audit/Compliance Committee (the “Audit Committee”) of the Board of Directors of Granite Construction Incorporated (the “Company”) in consultation with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the Company’s previously issued consolidated financial statements and related disclosures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Prior 10-K”) and in the Quarterly Reports on Form 10-Q for the first three quarters of the year ended December 31, 2019 (the “Prior 10-Qs”) should no longer be relied upon due to misstatements contained in such financial statements. In addition, the annual report of PwC included in the Prior 10-K should no longer be relied upon.
The misstatements were discovered in connection with an ongoing independent investigation by the Company’s Audit Committee of forecasts associated with projects in the Heavy Civil Operating Group. The Company does not anticipate that the restatement will cause any changes to the previously reported cash and debt balances as of the end of each of the periods being restated.
Based on the Audit Committee’s preliminary findings, the Company anticipates that the correction of the misstatements described above generally will result in a decrease in the Company’s net income for the year ended December 31, 2018, with losses previously recorded in periods in 2019 now being recorded in 2018. However, the Company presently cannot quantify the amount of the corrections because the Audit Committee has not completed the independent investigation described above. The Audit Committee’s preliminary findings relate to one project of the Heavy Civil Operating Group. When the investigation is completed, additional periods and projects could be impacted.
As a result of the preliminary findings of the ongoing independent investigation and discovery of misstatements, management is continuing to assess the Company’s disclosure controls and procedures and internal control over financial reporting. The Company expects to report one or more material weaknesses following completion of the investigation.
Upon completion of the investigation, the Company will consider any impact of the investigative findings on the above-referenced financial statements. The Company plans to file restated financial statements with the Securities and Exchange Commission as soon as practicable.
The Audit Committee has discussed the foregoing with PwC.

Forward-looking Statements

Any statements contained in this Form 8-K that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, outcomes, outlook, guidance, and results of the independent investigation, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “expects,” “estimates,” “preliminary,” “anticipates,” “plans,” “may,” “will,” “could,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, and results of the investigation and preparation of financial statements. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the results of the ongoing Audit Committee investigation, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Form 8-K and, except as required by law, we undertake no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: July 27, 2020